EXHIBIT 31.1

CERTIFICATE OF ACTING PRINCIPAL EXECUTIVE OFFICER AND
ACTING CHIEF FINANCIAL OFFICER

I, Eric W. Fangmann, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Pharmos Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/          Eric W. Fangmann
Eric W. Fangmann
Acting Principal Accounting and Financial Officer
(Principal Executive Officer and Principal Financial Officer)
Date:     December 10, 2012